                                                              Year to Date
                                               Six  Months      Six Months
                                             Ended 3/31/98    Ended 3/31/98
                                             --------------   --------------
Net earnings                                 $  329,388       $  680,180

Weighted average shares outstanding           1,716,766        1,702,291
Earnings per common share - Basic            $     0.19       $     0.40
                                             ==========       ==========


Assumed average shares for stock options        220,078          234,553

Assumed purchase of shares using treasury
  method for diluted earnings per share
  Stock Options at 6.58 /ending price           118,213          125,988

Additional number of shares assumed
  issued                                        101,865          108,565

Common and common equivalent shares
  outstanding for diluted earnings
  per share                                   1,818,631        1,810,856

Diluted earnings per common share            $     0.18       $     0.38
                                             ==========       ==========